EXHIBIT 99.1

Apple Hospitality Five

Staying the Course

Second Quarter

June 30, 2005

Caption: Residence Inn Cypress, CA

Corporate Profile

Apple Hospitality Five, Inc. is a real estate investment trust (REIT) focused on the upscale, extended-stay and select service segments of the hotel industry. Our hotels operate under some of the nation’s leading hotel brands: Residence Inn® by Marriott®, Homewood Suites® by Hilton, Hilton Garden Inn®, SpringHill Suites® by Marriott®, Courtyard® by Marriott® and Marriott Suites®. Our focus is to acquire high-quality hotels that generate attractive returns for our shareholders.

As of August 1, 2005, our portfolio consisted of 27 hotels, containing a total of 3,511 guestrooms, diversified among 14 states.

Corporate Headquarters

814 East Main Street • Richmond, VA 23219

phone 804-344-8121 • facsimile 804-344-8129

Investor Information

For additional information about the company, please contact Kelly Clarke, Director of Corporate Communications, at 804-727-6321 or KClarke@applereit.com

The trademarks contained herein are registered trademarks. Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, Courtyard® by Marriott®, and Marriott Suites® are registered trademarks of Marriott International, Inc.

Homewood Suites® by Hilton and Hilton Garden Inn® are registered trademarks of Hilton Hospitality, Inc.

Caption: Homewood Suites Colorado Springs, CO

Dear Shareholder:

Throughout the second quarter of 2005, Apple Hospitality Five, Inc. enjoyed strong operations. Although we are awaiting the acquisition and subsequent revenue benefit of one additional property, the $28 million Courtyard® by Marriott® in the Washington, D.C. area, we reached funds from operations (FFO) of $9.9 million, or $.22 per share during the second quarter. We paid shareholders dividends of $.22 per share, representing an eight percent annual return on an $11 share price. I am delighted to share with you the outstanding second quarter performance of our properties.

Our property portfolio spans 14 states and consists of 27 hotels with a total of 3,511 guestrooms. For the second quarter of this year, these hotels reported an average daily rate (ADR) of $105, an average occupancy rate of 78 percent and revenue per available room (RevPAR) of $81, an increase of seven percent over second quarter 2004.

We are in the final property closing stages and will soon complete our portfolio with the new Courtyard® Dunn Loring Fairfax in Vienna, VA. This property will further increase our revenue potential, with positive results anticipated as early as the third quarter of this year. The luxurious 10-story, 206-room Marriott® property, conveniently located near one of Washington, D.C.’s metro stations, offers travelers easy access to attractions throughout the city as well as the Tyson’s Corner shopping malls and the Merrifield and Falls Church business districts. We look forward to the grand opening of this property, scheduled for late summer.

All of our hotels are affiliated with two of the nation’s leading hotel franchises, Marriott International, Inc. and Hilton Hospitality, Inc., and thus benefit from widespread, positive brand recognition. For example, Marriott was recently named the “Best Global Hotel Chain” and the “Best Hotel Chain in North America” by readers of Global Finance magazine. The magazine conducted a survey of its 254,000 readers, typically business executives, and requested nominations for the awards. In addition, several of our Hilton brands outranked other brands within their lodging segments in the J.D. Power & Associates “2005 Domestic Hotel Guest Satisfaction Index Study.” The Hilton Garden Inn® ranked highest in the mid-scale full-service segment and the Homewood Suites® by Hilton ranked highest in the extended-stay segment. J.D. Power & Associates’ index is based on responses from more than 37,000 guests who stayed in a hotel from December 2004 to May 2005.

As we continue through 2005, we will stay the course of maximizing shareholder value. I look forward to sharing our progress with you. Thank you for investing with us.

Sincerely,

/s/ Glade M. Knight
Glade M. Knight Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward–looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the extended-stay hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth. In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward–looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

Statements of Operations (Unaudited) (In thousands except statistical data)

	For the three months ended June 30, 2005	For the three months ended June 30, 2004	For the six months ended June 30, 2005	For the six months ended June 30, 2004
Revenues
Suite revenue	$25,779	$20,840	$50,830	$40,769
Other revenue	1,664	1,466	3,522	3,205
Total revenues	$27,443	$22,306	$54,352	$43,974

Expenses
Direct operating expense	$6,900	$5,597	$13,438	$10,914
Other hotel operating expenses	9,861	8,234	19,731	16,143
General and administrative	767	524	1,376	888
Depreciation	2,670	2,276	5,312	4,481
Interest income, net	(99)	(111)	(125)	(179)
Total expenses	$20,099	$16,520	$39,732	$32,247

Net Income	$7,344	$5,786	$14,620	$11,727
Net income per share	$0.16	$0.13	$0.32	$0.27

Funds from Operations (a)
Net income	$7,344	$5,786	$14,620	$11,727
Depreciation of real estate owned	2,600	2,276	5,177	4,481
Funds from operations	$9,944	$8,062	$19,797	$16,208
FFO per share	$0.22	$0.18	$0.44	$0.37

Weighted-average Shares Outstanding	45,221	45,510	45,252	43,488

Operating Statistics
Occupancy	78%	76%	76%	74%
Average Daily Rate	$105	$100	$105	$102
RevPAR	$81	$76	$80	$76
Number of hotels owned	27	23
Dividends per share	$0.22	$0.22	$0.44	$0.44

Balance Sheet Highlights (Unaudited)

(In thousands)	June 30, 2005	December 31, 2004
Assets
Investment in hotels – net	$374,092	$377,428
Cash and cash equivalents	33,320	38,630
Other assets	13,655	11,217
Total assets	$421,067	$427,275

Liabilities and Shareholders’ Equity
Notes payable–secured	$4,610	$4,646
Other liabilities	1,373	1,005
Total liabilities	5,983	5,651
Total shareholders’ equity	415,084	421,624
Total liabilities and shareholders’ equity	$421,067	$427,275

(a)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2005 and the results of operations for the interim period ended June 30, 2005. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple Hospitality Five, Inc. 2004 Annual Report.

Caption: Hilton Garden Inn Tampa, FL

Apple Hospitality Five

Portfolio of Hotels

State / City	Property	Units
ARIZONA
Tucson	Courtyard	153
Tucson	Residence Inn	120

CALIFORNIA
Cypress	Residence Inn	155

COLORADO
Colorado Springs	Homewood Suites	127

CONNECTICUT
Danbury	SpringHill Suites	106

FLORIDA
Tampa	Hilton Garden Inn	95

LOUISIANA
Baton Rouge	Homewood Suites	115

NEVADA
Las Vegas	Marriott Suites	278

NEW JERSEY
Cranbury	Residence Inn	108
Franklin Somerset	Residence Inn	108
Lebanon	Courtyard	125

NEW MEXICO
Albuquerque	Homewood Suites	151

NEW YORK
Hauppauge	Residence Inn	100
Westbury	Hilton Garden Inn	140

OHIO
Cleveland-Solon	Homewood Suites	86

TENNESSEE
Nashville	Residence Inn	168

TEXAS
Addison	Courtyard	176
Brownsville	Residence Inn	102
Dallas-DFW	Residence Inn	100
Dallas-Park Central	Residence Inn	139
Fort Worth	Courtyard	92
Harlingen	Courtyard	114
Houston-Westchase	Courtyard	153
Houston-Westchase	Residence Inn	120
Houston-West University	Courtyard	100
Houston-West University	Residence Inn	120

WASHINGTON
South Federal Way	Courtyard	160